UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2018

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Items 2.03, 3.02, and 5.02 below is incorporated herein by reference into this Item 1.01.

Settlement Agreement

On July 31, 2018, EVO Transportation & Energy Services, Inc. (the “Company”), entered into a Confidential Settlement Agreement and Mutual Release (the “Settlement Agreement”) with the Red Ocean Consulting, LLC, Brenton Hayden, Richard H. Enrico Revocable Trust dated June 9, 1998, and Richard H. Enrico (the “Plaintiffs”) related to the lawsuit commenced by Plaintiffs in Hennepin County District Court, Court File No. 27-CV-18-2405 (the “Lawsuit”), against the Company, Titan CNG, LLC, Titan El Toro, LLC, Titan Diamond Bar, LLC, Titan Blaine, LLC, Kirk Honour, Scott Honour, and John Yeros.

The Settlement Agreements provides for the withdrawal of any and all allegations in the Lawsuit alleging fraud and fraudulent misrepresentation and the dismissal with prejudice of all claims in the Lawsuit, along with a satisfaction of judgment. The Settlement Agreement also provides for various releases among the parties to the Settlement Agreement and their respective representatives, heirs, successors, and assigns. Under the Settlement Agreement, the Company agreed to pay approximately $1,072,000 to the Plaintiffs and to cause all equity owed to the Plaintiffs under the February 29, 2016 Secured Bridge Note for $250,000 in favor of Red Ocean Consulting, LLC, the September 26, 2016 Secured Bridge Note for $150,000 in favor of Red Ocean Consulting, LLC, and the January 31, 2017 Secured Bridge Note for $400,000 in favor of the Richard H. Enrico Revocable Trust Dated June 9, 1998 (collectively, the “Secured Bridge Notes”) to be issued to Plaintiffs. As a result of the Settlement Agreement, the Secured Bridge Notes terminated.

The foregoing summary of the material terms of the Settlement Agreement is not complete and is qualified in its entirety by reference to the text of the Settlement Agreement, a copy of which is filed herewith as Exhibit 10.1, the terms of which are incorporated herein by reference.

United States Postal Service Transportation Services Contracts

On July 29, 2018, Thunder Ridge Transport, Inc. (“Thunder Ridge”), a wholly owned subsidiary of the Company, won three new four-year transportation services contracts with the United States Postal Service (the “USPS”), under which Thunder Ridge will provide domestic surface transportation services to the USPS at its offices located in Santa Clarita, California, Baton Rouge, Louisiana, and Flint, Michigan. Management of the Company estimates that the contracts will generate an aggregate of approximately $9 million in annual revenue for Thunder Ridge for each of the next four years. Copies of the new contracts will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the period ending September 30, 2018.

Certain statements in this report, including (but not limited to) the above statement regarding expected revenues from the new contracts, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to future events and financial performance. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements due to, among other things, the risks and uncertainties described in our press releases and other SEC filings, including the risk factors identified under the heading “Risk Factors” in our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above with respect to the Senior Bridge Notes is incorporated herein by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Note Purchase Agreement

On July 20, 2018, the Company entered into a Secured Convertible Promissory Note Purchase Agreement (the “Purchase Agreement”) with Dan Thompson II LLC, a Minnesota limited liability company (the “Holder”), pursuant to which the Company sold a secured convertible promissory note in the principal amount of $3,000,000 (the “Note”) to the Holder. The Company paid commissions of $375,856 in connection with the Purchase Agreement and sale of the Note.

The Note bears interest at 9%, compounded quarterly, and has a maturity date of July 31, 2019. The Note is secured by all the assets of the Company pursuant to a security agreement dated July 20, 2018 between the Company, the Holder, and each other investor that might become party to the Purchase Agreement (the “Security Agreement”). The Holder may agree, in its discretion, to add accrued interest to the principal balance of the Note on the first day of each calendar quarter. The Note may not be prepaid prior to the first anniversary of the date of issuance and may be prepaid without penalty after the first anniversary of the date of issuance.

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The Note is convertible into shares (the “Note Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion rate of $2.50 per share of Common Stock at the Holder’s option: 1) at any time after the first anniversary of the date of issuance or 2) at any time within 90 days after a “triggering event,” including a sale, reorganization, merger, or similar transaction where the Company is not the surviving entity. The Note is also subject to mandatory conversion at any time after the first anniversary of the date of issuance if the average volume of shares of Common Stock traded on the Nasdaq Capital Market, NYSE American Market or a higher tier of either exchange is 100,000 or more for the 10 trading days prior to the applicable date.

The Purchase Agreement also provides that the Company will prepare and file with the Securities and Exchange Commission (“SEC”), as promptly as reasonably practical following the issuance date of the Note but in no event later than 45 days following the issuance date, a registration statement on Form S-1 (the “Registration Statement”) covering the resale of the Note Shares and the Warrant Shares (as defined in Item 3.02 below) and as soon as reasonably practical thereafter effect such registration. The Company will be required to pay liquidated damages of 1% of the outstanding principal amount of the Note each 30 days if the Registration Statement is not declared effective by the SEC within 180 days of the filing date of the Registration Statement.

The descriptions set forth above of the Purchase Agreement, the Note, and the Security Agreement are not complete and are subject to and qualified in their entirety by reference to the text of the Purchase Agreement, the Note, and the Security Agreement, copies of which are filed herewith as Exhibits 10.2, 4.1, and 10.3, the terms of which are incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As additional consideration for the Note, the Company issued a warrant (the “Warrant”) to the Holder to purchase 1,200,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $2.50 per share, exercisable for ten years from the date of issuance. The Note, Warrant, Note Shares, and Warrant Shares (the “Securities”) were offered and sold as part of a private placement for up to $5,000,000 solely to “accredited investors” as that term is defined under Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

The foregoing summary of the material terms of the Warrant is not complete and is qualified in its entirety by reference to the text of the Warrant, a copy of which is filed herewith as Exhibit 10.4, the terms of which are incorporated herein by reference.

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Rule 135c Notice

The Securities offered in the private placement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The disclosure within this current report on Form 8-K is being made pursuant to and in accordance with Rule 135c under the Securities Act. As required by Rule 135c, this report does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers

Appointment of Michael Zientek as Chief Financial Officer

On July 25, 2018, the Company appointed Michael Zientek as chief financial officer of the Company. Mr. Zientek, 61, previously served as a senior consultant to CBIZ, Inc. from 2017 to July 2018. Previously, Mr. Zientek worked at Gap Inc., where he served as vice president – chief internal auditor from 2015 to 2017 and from 2010 to 2012, as vice president – CFO, global supply chain from 2012 to 2015, and as vice president/general manager – corporate shared services from 2001 to 2010. Mr. Zientek holds a Bachelor of Science in accounting and finance from Georgetown University and a Master of Business Administration from New York University. Mr. Zientek is a certified internal auditor.

There are no related party transactions involving Mr. Zientek that are reportable under Item 404(a) of Regulation S-K.

Michael Zientek Employment Agreement

On July 25, 2018, the Company entered into an executive employment agreement (the “Zientek Employment Agreement”) with Michael Zientek pursuant to which Mr. Zientek will serve as the chief financial officer of the Company. The Zientek Employment Agreement provides for an initial term of four years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the Zientek Employment Agreement, Mr. Zientek will be entitled to base compensation of $230,000 per year, incentive compensation based on Mr. Zientek’s performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Zientek is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus the greater of: (1) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by number of full or partial months, if any, in the period beginning on his termination date and ending on the date his initial employment term would have ended, if later than his termination date or (2) one-half of his annual base salary at the level in effect immediately prior to his termination date.

The Zientek Employment Agreement also includes a customary confidentiality covenant and two-year post-termination nonsolicitation and non-interference covenants.

The foregoing summary of the material terms of the Zientek Employment Agreement is not complete and is qualified in its entirety by reference to the text of the Zientek Employment Agreement, a copy of which is filed herewith as Exhibit 10.5, the terms of which are incorporated herein by reference.

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Item 8.01	Other Events.

On August 1, 2018, the Company engaged Liolios Group, Inc. to perform certain financial communication and public investor relations services for the Company. In connection with the Company’s engagement of Liolios Group, the Company intends to present at the Liolios Gateway Conference on September 5 and 6, 2018 in San Francisco, California.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
4.1	Secured Convertible Promissory Note dated July 20, 2018 between EVO Transportation & Energy Services, Inc. and Dan Thompson II LLC.
10.1	Confidential Settlement Agreement and Mutual Release dated July 31, 2018 by and among Red Ocean Consulting, LLC, Brenton Hayden, Richard H. Enrico Revocable Trust dated June 9, 1998, Richard H. Enrico, Titan CNG, LLC, Titan El Toro, LLC, Titan Diamond Bar, LLC, Titan Blaine, LLC, Kirk Honour, Scott Honour, and EVO Transportation & Energy Services, Inc.
10.2	Note Purchase Agreement dated July 20, 2018 between EVO Transportation & Energy Services, Inc. and Dan Thompson II LLC.
10.3	Security Agreement dated June 1, 2018 between EVO Transportation & Energy Services, Inc. and Dan Thompson II LLC.
10.4	Warrant dated July 20, 2018 issued to Dan Thompson II LLC ($2.50)
10.5	Employment Agreement dated July 25, 2018 between EVO Transportation & Energy Services, Inc. and Michael Zientek.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2018	By:	/s/ John P. Yeros
	Its:	Chief Executive Officer

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